EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to incorporation by reference in this registration statement on Form S-8 of Wild Oats Markets, Inc. of our report dated February 5, 1999 with respect to the statements of earnings, stockholders' equity, and cash flows of Henry's Marketplace, Inc. for the fifty-two weeks ended December 27, 1998, which report appears in the December 30, 2000, Annual Report on Form 10-K of Wild Oats Markets, Inc.




                                        KPMG LLP

San Diego, California
June 26, 2001